Exhibit 10.26
INTERMEC, INC.

STANDARD CHANGE OF CONTROL POLICY

FOR 2008 OMNIBUS INCENTIVE PLAN

Effective: January 7, 2009

1.           General. The Compensation Committee of the Board of Directors adopted the policy set forth herein (the "Policy") on behalf of the Company. The Policy applies to employees (the "Participants") other than those covered by the Executive Change of Control Policy for the 2008 Omnibus Incentive Plan effective January 7, 2009. The purpose of the Policy is to establish the treatment of equity awards granted under the Company's 2008 Omnibus Incentive Plan (the "2008 Plan") in the event of a Change of Control (as defined herein). Pursuant to Section 14.2 of the 2008 Plan, the Policy shall be incorporated into and shall become a term of the instrument evidencing any Award granted under the 2008 Plan to the Participants, and shall otherwise supersede the provisions of the first paragraph of Section 14.2(a) and Section 14.2(b) of the 2008 Plan.

2.           Treatment of Awards Other Than Performance-Vested Awards. If an Award (other than Awards identified in paragraph 3 below) continues after a Change of Control, the Award, including any Award that results from the conversion, assumption or replacement of the Award in connection with the Change of Control, will not become fully and immediately vested and exercisable, and all applicable restriction limitations or forfeiture provisions will not lapse, immediately prior to the Change of Control; provided, however, that such Awards will become fully and immediately vested and exercisable if, in connection with or within two years after the Change of Control, the Participant's employment is terminated by the Company or a successor company without Cause or if the Participant terminates his or her employment for Good Reason.

3.           Treatment of Performance-Vested Awards.  The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units will be deemed to have been fully earned based on targeted performance being attained as of the effective date of a Change of Control, except that if more than 50% of the applicable performance period has elapsed as of the effective date of a Change of Control, the Award will be deemed to have been earned based on the actual performance attained as of the effective date of the Change of Control, and, in either case, such Awards shall be paid within 60 days following the effective date of the Change of Control.

4.           Definitions.  For purposes of the Policy, the following terms shall have the meanings set forth below:

(a)           "Cause" shall have the meaning set forth in the 2008 Plan.

(b)           "Change of Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 4(b)(iii); or

(ii) During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Business Combination) shall beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The consummation of a complete liquidation or dissolution of the Company.

(c)          "Good Reason" means "good reason" within the meaning of the safe harbor under Section 1.409A-1(n)(2)(ii) of the Treasury Regulations promulgated under Code Section 409A, providing that:

(i) Separation from service must occur within two years following the initial existence of one or more of the following conditions arising without the consent of the Participant:

(A) A material diminution in the Participant's base compensation; provided, however, that termination of the Participant's employment shall not be for Good Reason if the diminution in the Participant's base compensation is applied equally to all similarly situated employees.

(B) A change in the geographic location at which the Participant must perform the services.

(F) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Policy.

(ii) Notwithstanding the foregoing, termination of the Participant's employment shall not be for Good Reason unless (A) the Participant notifies the Company or any successor in writing of the occurrence or existence of the event or condition that the Participant believes constitutes Good Reason within 90 days of the initial existence of such event or condition (which notice specifically identifies the event or condition), (B) the Company or any successor fails to correct the event or condition so identified in all material respects within 30 days after the date on which it receives such notice (the "Remedial Period"), and (C) the Participant actually terminates employment within 30 days after the expiration of the Remedial Period and before the Company or any successor remedies the event or condition (even if after the end of the Remedial Period). If the Participant terminates employment before the expiration of the Remedial Period or after the Company or any successor remedies the event or condition (even if after the end of the Remedial Period), then the Participant's termination shall not be considered to be for Good Reason.